UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1290 Avenue of the Americas, New York, New York		10104
(Address of principal executive offices)		(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C	EQH PR C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 of this report, on May 19, 2022, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company voted to approve amendments to the Company’s Amended and Restated Certificate of Incorporation to remove supermajority voting requirements and references to the AXA Shareholder Agreement and other obsolete provisions (the “Amendments”). The material terms of the Amendments are summarized under the headings “Proposal No. 4” in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2022 (the “Definitive Proxy Statement”). In connection with the foregoing, and as described in the Definitive Proxy Statement, the Board also approved the corresponding amendments (the “By-Law Amendments”) to the Company’s Fourth Amended and Restated By-Laws.

The full text of the Second Amended and Restated Certificate of Incorporation and Fifth Amended and Restated By-Laws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in this Item 5.03.

On May 19, 2022, following the Annual Meeting, the Company filed the Second Amended and Restated Certificate of Incorporation giving effect to the Amendments with the Secretary of State of the State of Delaware. The Fifth Amended and Restated By-Laws and all corresponding By-Law Amendments became effective thereafter.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, four proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Definitive Proxy Statement. The final voting results are as follows:

Proposal 1: The Company’s stockholders elected the eight director nominees named in the Definitive Proxy Statement to serve until the 2023 annual meeting or until their successors are elected or have been qualified. The voting results are set forth below:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Francis A. Hondal	341,623,994	3,539,373	14,874	11,508,387
Daniel G. Kaye	343,487,027	1,676,103	15,111	11,508,387
Joan Lamm-Tennant	302,975,498	40,924,984	1,277,759	11,508,387
Kristi A. Matus	336,907,944	8,257,092	13,205	11,508,387
Mark Pearson	344,637,460	526,268	14,513	11,508,387
Bertram L. Scott	337,062,456	8,101,272	14,513	11,508,387
George Stansfield	344,160,329	1,002,748	15,164	11,508,387
Charles G.T. Stonehill	339,378,053	5,785,661	14,527	11,508,387

Proposal 2: The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
344,789,564	11,875,368	21,696	0

Proposal 3: The Company’s stockholders approved an advisory resolution approving the compensation of the Company’s named executive officers. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
330,277,404	14,768,402	132,435	11,508,387

Proposal 4: The Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation to remove supermajority voting requirements and references to the AXA Shareholder Agreement and other obsolete provisions. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
345,103,137	55,124	19,980	11,508,387

Item 9.01 Exhibits.

Exhibit	Description

3.1	Second Amended and Restated Certificate of Incorporation of Equitable Holdings, Inc., effective May 19, 2022.
3.2	Equitable Holdings, Inc. Fifth Amended and Restated By-laws, effective May 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE HOLDINGS, INC.

Date: May 20, 2022	By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Associate General Counsel